                      VARIABLE ANNUITY UNISEX ENDORSEMENT

     This endorsement is made part of this contract to which it is attached. It changes the contract by substituting the following Life Income Plan Payments table for that table in the contract.

Table A below shows the amount of the first monthly variable annuity payment, based on a 5% assumed investment return, for each $1,000 of value applied under any payment plan. The amount of the first and all subsequent monthly fixed dollar annuity payments for each $1,000 of value applied under any payment plan will be based on our fixed dollar Table of Annuity Rates in effect at annuitization. Such rates are guaranteed to be not less than those shown in the Table B. The amount of such payments under Plans A, B, and C will depend on the adjusted age of the annuitant(s) at annuitization. The amount of such payments under Plan D will depend on the adjusted age of the annuitant and the joint annuitant at annuitization.

Adjusted age shall be equal to the age nearest birthday minus an "adjustment" depending on the calendar year of birth of the annuitant as follows:

Calendar                           Calendar
Year of                            Year of
Annuitant's         Adjust-        Annuitant's          Adjust-
Birth                ment          Birth                 ment
-----                ----          -----                 ----
Prior to 1920          0           1945 - 1949            6
1920 - 1924            1           1950 - 1959            7
1925 - 1929            2           1960 - 1969            8
1930 - 1934            3           1970 - 1979            9
1935 - 1939            4           1980 - 1989            10
1940 - 1944            5           After 1989             11

                     TABLE A - DOLLAR AMOUNT OF FIRST MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED
------------------------------------------------------------------------------------------------------------------------------
          PLAN A                 PLAN B                PLAN C                               PLAN D
------------------------------------------------------------------------------------------------------------------------------
                                                                                      JOINT AND SURVIVOR
                                                                                ADJUSTED AGE OF JOINT ANNUITANT
ADJ.                    5 YEARS  10 YEARS   15 YEARS   WITH       ADJ.    10 YEARS    5 YEARS    SAME     5 YEARS   10 YEARS
AGE*      LIFE INCOME   CERTAIN  CERTAIN    CERTAIN    REFUND     AGE*    YOUNGER     YOUNGER    AGE      OLDER     OLDER
   45         4.87       4.87      4.86       4.84       4.82       45       4.43       4.50      4.57      4.63      4.69
   46         4.91       4.91      4.90       4.88       4.86       46       4.45       4.52      4.60      4.67      4.73
   47         4.96       4.96      4.94       4.92       4.91       47       4.47       4.55      4.63      4.70      4.77
   48         5.01       5.00      4.99       4.96       4.95       48       4.49       4.57      4.66      4.74      4.81
   49         5.06       5.05      5.04       5.01       4.99       49       4.52       4.60      4.69      4.77      4.85
   50         5.12       5.11      5.09       5.06       5.04       50       4.54       4.63      4.73      4.82      4.89
   51         5.17       5.17      5.14       5.11       5.09       51       4.57       4.67      4.77      4.86      4.94
   52         5.23       5.23      5.20       5.16       5.15       52       4.60       4.70      4.81      4.91      4.99
   53         5.30       5.29      5.26       5.22       5.20       53       4.63       4.74      4.85      4.95      5.05
   54         5.37       5.36      5.33       5.28       5.26       54       4.66       4.77      4.89      5.01      5.11
   55         5.44       5.43      5.40       5.34       5.33       55       4.69       4.82      4.94      5.06      5.17
   56         5.52       5.51      5.47       5.40       5.39       56       4.73       4.86      4.99      5.12      5.24
   57         5.60       5.59      5.54       5.47       5.47       57       4.77       4.91      5.05      5.19      5.31
   58         5.69       5.68      5.62       5.54       5.54       58       4.81       4.95      5.11      5.26      5.38
   59         5.79       5.77      5.71       5.62       5.62       59       4.85       5.01      5.17      5.33      5.46
   60         5.89       5.87      5.80       5.69       5.70       60       4.89       5.06      5.24      5.41      5.55
   61         6.00       5.97      5.90       5.78       5.79       61       4.94       5.12      5.31      5.49      5.65
   62         6.11       6.08      6.00       5.86       5.89       62       4.99       5.19      5.39      5.58      5.75
   63         6.23       6.20      6.11       5.95       5.99       63       5.05       5.26      5.47      5.68      5.85
   64         6.37       6.33      6.22       6.04       6.10       64       5.11       5.33      5.56      5.78      5.97
   65         6.51       6.47      6.34       6.14       6.21       65       5.17       5.41      5.65      5.89      6.09
   66         6.66       6.61      6.47       6.24       6.33       66       5.24       5.49      5.76      6.01      6.23
   67         6.82       6.77      6.60       6.34       6.46       67       5.31       5.58      5.86      6.14      6.37
   68         7.00       6.93      6.74       6.44       6.60       68       5.38       5.68      5.98      6.28      6.53
   69         7.19       7.11      6.89       6.54       6.74       69       5.46       5.78      6.11      6.43      6.70
   70         7.39       7.31      7.05       6.65       6.90       70       5.55       5.89      6.25      6.59      6.88
   71         7.62       7.51      7.21       6.75       7.06       71       5.65       6.01      6.40      6.77      7.07
   72         7.86       7.74      7.38       6.86       7.24       72       5.75       6.14      6.56      6.96      7.29
   73         8.12       7.98      7.56       6.96       7.42       73       5.85       6.28      6.73      7.16      7.52
   74         8.41       8.23      7.74       7.06       7.63       74       5.97       6.43      6.92      7.39      7.77
   75         8.72       8.51      7.93       7.15       7.84       75       6.09       6.59      7.12      7.63      8.04
------------------------------------------------------------------------------------------------------------------------------
*Adjusted age of annuitant.
------------------------------------------------------------------------------------------------------------------------------

Table A above is based on the "1983 Individual Female Annuitant Mortality Table A." Annuity rates for any age not shown above will be calculated on the same basis as those rates shown in the table above. Such rates will be furnished by us upon request.

272307                              Page 1                           A(11/2002)

                       TABLE B - DOLLAR AMOUNT OF FIRST MONTHLY FIXED ANNUITY PAYMENT PER $1,000 APPLIED
------------------------------------------------------------------------------------------------------------------------------
          PLAN A                 PLAN B                PLAN C                               PLAN D
------------------------------------------------------------------------------------------------------------------------------
                                                                                      JOINT AND SURVIVOR
                                                                                ADJUSTED AGE OF JOINT ANNUITANT
ADJ.                    5 YEARS  10 YEARS   15 YEARS   WITH       ADJ.    10 YEARS    5 YEARS    SAME     5 YEARS   10 YEARS
AGE*      LIFE INCOME   CERTAIN  CERTAIN    CERTAIN    REFUND     AGE*    YOUNGER     YOUNGER    AGE      OLDER     OLDER
   45         3.63       3.63      3.63       3.61       3.57       45       3.15       3.24      3.33      3.41      3.47
   46         3.68       3.68      3.67       3.66       3.61       46       3.17       3.27      3.36      3.44      3.51
   47         3.73       3.73      3.72       3.71       3.66       47       3.20       3.30      3.40      3.48      3.56
   48         3.79       3.79      3.77       3.76       3.70       48       3.23       3.33      3.44      3.53      3.60
   49         3.84       3.84      3.83       3.81       3.75       49       3.26       3.37      3.48      3.57      3.65
   50         3.90       3.90      3.89       3.86       3.80       50       3.29       3.41      3.52      3.62      3.71
   51         3.97       3.96      3.95       3.92       3.86       51       3.32       3.44      3.56      3.67      3.76
   52         4.03       4.03      4.01       3.98       3.91       52       3.36       3.48      3.61      3.72      3.82
   53         4.10       4.10      4.08       4.04       3.97       53       3.39       3.53      3.66      3.78      3.88
   54         4.18       4.17      4.15       4.11       4.03       54       3.43       3.57      3.71      3.84      3.94
   55         4.25       4.25      4.22       4.18       4.10       55       3.47       3.62      3.77      3.90      4.01
   56         4.34       4.33      4.30       4.25       4.17       56       3.51       3.67      3.83      3.97      4.08
   57         4.42       4.41      4.38       4.32       4.24       57       3.56       3.72      3.89      4.04      4.16
   58         4.52       4.50      4.47       4.40       4.31       58       3.60       3.78      3.95      4.11      4.24
   59         4.61       4.60      4.56       4.48       4.39       59       3.65       3.84      4.02      4.19      4.33
   60         4.72       4.70      4.66       4.57       4.48       60       3.71       3.90      4.10      4.28      4.42
   61         4.83       4.81      4.76       4.66       4.56       61       3.76       3.97      4.17      4.36      4.52
   62         4.95       4.93      4.86       4.75       4.66       62       3.82       4.04      4.26      4.46      4.63
   63         5.07       5.05      4.98       4.85       4.75       63       3.88       4.11      4.35      4.56      4.74
   64         5.21       5.18      5.10       4.95       4.86       64       3.94       4.19      4.44      4.67      4.86
   65         5.35       5.32      5.22       5.05       4.97       65       4.01       4.28      4.54      4.79      4.99
   66         5.51       5.47      5.36       5.16       5.08       66       4.08       4.36      4.65      4.91      5.13
   67         5.67       5.63      5.50       5.26       5.20       67       4.16       4.46      4.76      5.04      5.28
   68         5.85       5.80      5.65       5.37       5.33       68       4.24       4.56      4.89      5.19      5.43
   69         6.04       5.98      5.80       5.49       5.47       69       4.33       4.67      5.02      5.34      5.61
   70         6.25       6.18      5.96       5.60       5.61       70       4.42       4.79      5.16      5.51      5.79
   71         6.47       6.39      6.14       5.71       5.76       71       4.52       4.91      5.31      5.69      5.99
   72         6.71       6.62      6.31       5.83       5.93       72       4.63       5.04      5.48      5.88      6.20
   73         6.97       6.86      6.50       5.94       6.10       73       4.74       5.19      5.66      6.09      6.43
   74         7.26       7.12      6.69       6.04       6.28       74       4.86       5.34      5.85      6.32      6.68
   75         7.56       7.39      6.89       6.14       6.48       75       4.99       5.51      6.06      6.56      6.96
------------------------------------------------------------------------------------------------------------------------------
*Adjusted age of annuitant.
------------------------------------------------------------------------------------------------------------------------------

Table B above is based on the "1983 Individual Female Annuitant Mortality Table A" assuming an interest rate of 3% per year compounded annually. Annuity rates for any age not shown above, or any combination of ages not shown above, will be calculated on the same basis as those rates shown in the table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on an assumed interest rate of 3% annual effective interest rate.

-------------------------------------------------------------------------------------------------
PLAN E  Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
-------------------------------------------------------------------------------------------------
              Years         Monthly        Years          Monthly         Years         Monthly
              Payable       Payment        Payable        Payment         Payable       Payment
              -------       -------        -------        -------         -------       -------
                10            $9.61          17            $6.23            24            $4.84
                11             8.86          18             5.96            25             4.71
                12             8.24          19             5.73            26             4.59
                13             7.71          20             5.51            27             4.47
                14             7.26          21             5.32            28             4.37
                15             6.87          22             5.15            29             4.27
                16             6.53          23             4.99            30             4.18
-------------------------------------------------------------------------------------------------

This endorsement is issued and effective as of the contract date of this contract.

AMERICAN CENTURION LIFE ASSURANCE COMPANY

ABCD

Secretary
272307                              Page 2                           A(11/2002)